UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): MARCH 31, 2008
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 31, 2008, Atari, Inc. (“Atari” or the “Company”) announced that Jim Wilson, age 43, had been appointed President and Chief Executive Officer of the Company, effective immediately.
     From 2007 to 2008, Mr. Wilson served as the President of Rolo Media, LLC. From 2005 to 2007, Mr. Wilson served as Executive Vice President and General Manager of Sony Wonder, Sony BMG’s home entertainment business. From 1996 to 2003, Mr. Wilson served as President of Universal Interactive, Inc. and, after the acquisition of Universal Interactive, Inc. by Vivendi, as Executive Vice President of Worldwide Studios for Vivendi Universal Games. Atari’s press release announcing Mr. Wilson’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On March 31, 2008, the Company entered into an employment letter agreement with Mr. Wilson (the “Agreement”), under which Mr. Wilson is to serve as the Chief Executive Officer and President of the Company, reporting directly to the Board of Directors. Under the Agreement, Mr. Wilson will receive an annual base salary of $400,000. Mr. Wilson will be eligible to receive an annual bonus of up to 200% of his then-current annual base salary, depending on the attainment of certain individual and Company performance goals established by Atari’s Board of Directors for the applicable fiscal year. For the fiscal year ending March 31, 2009, Mr. Wilson is guaranteed $120,000 of his annual bonus for such fiscal year provided that he is actively employed on March 31, 2009. Under the Agreement, Mr. Wilson has been granted options to purchase 687,146 shares of common stock of the Company, with an exercise price per share equal to $1.4507. Unless vesting is otherwise accelerated, such options shall vest 6.25% per quarter (commencing with the quarter ending June 30, 2008). Any unvested options shall become fully vested and exercisable in the event of a change of control (other than an acquisition transaction consummated by Atari and Infogrames Entertainment, S.A., as previously announced).
     If Mr. Wilson’s employment is terminated without cause, for good reason or due to a disability, Mr. Wilson will be eligible to: (i) receive his annual base salary for a period of 12 months, (ii) continue, for a period of 12 months, his medical, dental and vision benefits with premiums at the same rate as for active employees, (iii) exercise any vested stock options, as permitted by the applicable Atari plan or agreement, and (iv) receive a pro rata portion of an annual bonus equal to 60% of his the-current annual base salary for the fiscal year in which his employment terminated. If Mr. Wilson’s employment is terminated for any other reason, Mr. Wilson is not entitled to receive any further payment or benefits.
     During his employment and for a period of six months after the termination thereof, Mr. Wilson has agreed to a non-compete covenant, subject to limited exceptions under certain circumstances related to the proposed transaction with Infogrames Entertainment, S.A., and non-solicit and no-hire covenants. This discussion is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed herewith:

10.1	Employment letter agreement between Atari, Inc. and Jim Wilson dated March 31, 2008.
99.1	Press release dated March 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Curtis G. Solsvig III
Curtis G. Solsvig III
Chief Restructuring Officer

Date: April 1, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment letter agreement between Atari, Inc. and Jim Wilson dated March 31, 2008
99.1	Press release dated March 31, 2008